                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): MAY 21, 1997




                           VENUS EXPLORATION, INC.

                          (F/K/A XPLOR CORPORATION)

            (Exact name of registrant as specified in its charter)





        DELAWARE                         0-14334               13-3299127
(State or other jurisdiction     (Commission File Number)     (IRS Employer
    of incorporation)                                        Identification No.)



      700 NORTH ST. MARY'S STREET
          SAN ANTONIO, TEXAS                                 78205
(Address of principal executive offices)                  (Zip Code)




       Registrant's telephone number, including area code: (210) 225-4722

ITEM 1.       CHANGES IN CONTROL OF THE REGISTRANT.


              On May 21, 1997, Xplor Corporation (the "Registrant" or "Xplor") closed the transactions contemplated by a certain Property Acquisition Agreement (the "Property Acquisition Agreement"), dated April 29, 1997, by and between the Registrant, The New Venus Exploration, Inc., a Texas corporation ("Venus") and Lomak Production I L.P., a Texas limited partnership and Lomak Resources LLC, an Oklahoma limited liability company (together, "Lomak"), pursuant to which Registrant has acquired substantially all of Venus' assets in exchange for 5,626,473 shares of common stock of the Registrant and warrants ("Acquisition Warrants") to purchase an additional 272,353 shares of common stock of the Registrant. For financial accounting purposes Venus is deemed to be the acquiring entity. In addition, pursuant to the Property Acquisition Agreement, the Registrant has acquired certain properties from Lomak in exchange for 2,037,171 shares of common stock of the Registrant and Acquisition Warrants to purchase an additional 272,353 shares of common stock of the Registrant. At the same time, Lomak acquired from an existing stockholder of the Registrant 97,008 shares of Common Stock for an aggregate consideration of $194,016 and 80,000 Acquisition Warrants. Venus is expected to liquidate shortly and distribute the Xplor shares and warrants to its former stockholders. The information set forth herein with respect to share ownership reflects the Venus liquidation and distribution as well as Lomak's transaction with the existing stockholder described above. In connection with the transaction the Registrant assumed debt obligations of Venus under a term loan facility with Stratum, Group Energy Partners, L.P. In connection with that term loan facility, affiliates of Venus executed an Equity Conversion Agreement and a Warrant Issuance Agreement that granted an affiliate of the lender an option to acquire equity securities in Venus. Those obligations were not assumed by the Registration, and satisfy these rights of Stratum, as part of the Property Acquisition Agreement, the former stockholders of Venus pro rata placed 589,882 shares, approximately 10.5%, of the Registrant's common stock issuable to them in escrow. Shares set forth herein as beneficially owned by former Venus stockholders and groups include shares in this escrow. The description of the Property Acquisition Agreement included herein does not purport to be complete and is qualified in its entirety by reference to the terms of the Property Acquisition Agreement, a copy of which is attached hereto as Exhibit 2 and incorporated herein by reference.


              The Property Acquisition Agreement provides, among other things, that the Board of Directors of the Registrant shall be composed, as soon as permitted following the closing, of four directors nominated by the Board of Directors of Venus, one director nominated by the Board of Directors of Lomak and two directors who have theretofore been directors of the Company. The appointments of the new directors became effective on June 2, 1997, which is ten days following the later of the filing of a Schedule 14f-1 with the Commission and its mailing to stockholders of the Registrant. The closing under the Property Acquisition Agreement thus effects a change in the majority of the Board of Directors of the Company.


              The following table sets forth the information as to beneficial ownership of shares by each person known to the Registrant to own 5% or more of the shares giving effect to the closing under the Property Acquisition Agreement based upon shares of Common Stock outstanding plus shares deemed outstanding pursuant to Securities and Exchange Commission Rule 13d-3(d)(1).

 Name and Address                   Amount & Nature of
of Beneficial Owner              Beneficial Ownership(1)       Percent of Class
-------------------              --------------------          ----------------
Eugene L. Ames, Jr.                3,478,605(2)                     35.27%
700 N. St. Mary's Street
San Antonio, TX  78205

Lomak Petroleum, Inc.              2,326,532(3)                     23.52%
500 Throckmorton Street
Fort Worth, TX  76102

J. Morton Davis                    1,066,512(4)                     10.96%
44 Wall Street
New York, NY  10005

              Prior to the closing of the Property Acquisition Agreement, J. Morton Davis owned beneficially approximately 51.6% of the outstanding shares of common stock of Xplor and therefore



-------------------------

     (1) All persons named have sole voting and investment power, except as otherwise noted.

     (2) Includes (i) 295,303 shares and 14,290 Acquisition Warrants owned by Eugene L. Ames, Jr.; (ii) 1,168,211 shares and 56,548 Acquisition Warrants owned by Ellen R. Y. Ames, the spouse of Eugene L. Ames, Jr.; (iii) 407,924 shares and 19,746 Acquisition Warrants owned by Venus Oil Company which is controlled by Mr. and Mrs. Eugene L. Ames, Jr.; and (iv) 1,446,563 shares and 70,020 Acquisition Warrants owned by Ames family members and others which are subject to a Voting Trust Agreement together with the shares and shares issuable upon the exercise of the Acquisition Warrants listed in (i) and (ii) under which Eugene L. Ames, Jr. has sole voting power. Ellen R. Y. Ames may be deemed to own 1,224,759 shares or 12.55% of the Company's Common Stock.

     (3)  Includes Acquisition Warrants to purchase 192,353 shares.

     (4) Includes: (i) 766,307 shares owned by D.H. Blair Investment Banking Corp. ("Blair Investment"); (ii) warrants to purchase 10,000 shares at $2.125 per share expiring June 10, 1997 owned by Blair Investment; (iii) warrants to purchase 20,000 shares at $3.29 per share expiring September 1, 1999 owned by Blair Investment; (iv) 163,411 shares owned by Rivkalex Corp. ("Rivkalex"); (v) 70,954 shares owned by Rosalind Davidowitz, Mr. Davis' spouse; and (vi) 35,840 shares owned by Parliament Hill Corporation ("PHC"). Mr. Davis is the sole stockholder of Blair Investment. Blair Investment may be deemed to beneficially own 796,307 or 8.18% of the Company's Common Stock. Mr. Davis has sole power to vote or to direct the vote, to dispose or to direct the disposition of shares owned by Blair Investment. Ms. Davidowitz and the Board of Directors of PHC, of which Mr. Davis is a director and Chairman, have the power to vote or to direct the vote, to dispose or to direct the disposition of shares owned by PHC. Ms. Davidowitz has sole voting and dispositive control of the shares owned by herself and Rivkalex. Mr. Davis disclaims beneficial ownership of all shares attributed to Rosalind Davidowitz and Rivkalex. PHC is a private corporation of which Rosalind Davidowitz beneficially owns 72.5% and Blair Investment beneficially owns 13.4%. The number of shares shown does not include 503,000 shares beneficially owned by Kinder Investments, L.P. ("Kinder") the ownership of which are disclaimed by Mr. Davis, Ms. Davidowitz and Blair Investment. Kinder's General Partner is Kenton E. Wood who has sole voting and dispositive power over shares owned by Kinder. Mr. Wood is also Chief Executive Officer and a director and stockholder of D.H. Blair & Co., Inc. ("Blair"). Certain limited partners of Kinder are also stockholders of Blair. The limited partners of Kinder are the children and grandchildren of J. Morton Davis and Rosalind Davidowitz.

may have been in a position to control Xplor. As a result of the closing of the Property Acquisition Agreement, Venus and its shareholders own approximately 58% and Mr. Davis owns approximately 10.8%, respectively, of the outstanding common stock of Xplor. Accordingly, Venus and its shareholders may be deemed to have acquired control of Xplor from Mr. Davis. In addition, Mr. Eugene L. Ames, Jr. has become the Chief Executive Officer of the Registrant and beneficially owns 35.27% of its outstanding shares of common stock and accordingly, may be deemed to have acquired control of Xplor from Mr. Davis.

              A Stockholders Agreement (the "Stockholders Agreement") was also entered into among certain former stockholders of Venus, including Messrs. Eugene L. Ames, Jr., other members of the Ames family and certain other former Venus stockholders including the Venus-designated directors (collectively, the "Ames Group" which owns beneficially 3,721,600 shares), D. H. Blair Investment Banking Corp., Rivkalex Corp., Rosalind Davidowitz and Parliament Hill Corporation (collectively the "Blair Group" which owns beneficially 1,066,512 shares) and Lomak. The Stockholders Agreement provides that parties will vote their shares of the Company for the four nominees for election as directors of the Company designated by the Ames Group, two nominees designated by the Blair Group and one nominee designated by Lomak. The Blair Group's right to designate two nominees is reduced to the right to designate one nominee effective with the 1998 Annual Meeting of Stockholders of the Company and ceases altogether effective with the 1999 Annual Meeting of the Stockholders. The Stockholders Agreement also provides for certain rights of first refusal and rights of participation between the Ames Group and Lomak in the event of a proposed sale of shares by either. It has a term of three years but terminates earlier as to any party in the event that such party's beneficial ownership of the Company's shares falls below 250,000 shares.

ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS.

              See Item 1 for a brief description of the Property Acquisition Agreement. A copy of a press release regarding the closing of the Property Acquisition Agreement and a separate press release regarding the signing to the Property Acquisition Agreement are attached hereto as Exhibits 99.1 and 99.2, respectively, and each are incorporated herein by reference. The description of the Property Acquisition Agreement included herein does not purport to be complete and is qualified in its entirety by reference to the terms of the Property Acquisition Agreement, a copy of which is attached hereto as Exhibit 2 and incorporated herein by reference. The Registrant filed a Schedule 14f-1 on May 21, 1997, and mailed copies to its stockholders on May 22 and 23, 1997.

ITEM 4.       CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

              Effective June 3, 1997, the Registrant replaced Arthur Andersen LLP ("AA") with KPMG Peat Marwick LLP as the Registrant's independent accountant at the recommendation of the Board of Directors of the Registrant.

              AA's reports on the financial statements of the Registrant for the past two years have not contained an adverse opinion or a disclaimer of opinion. Nor were either of such reports qualified or modified as to uncertainty, audit scope, or accounting principles. During the two most recent fiscal years and the interim period since the end of the Registrant's fiscal 1996, there have not been any disagreements with AA on any matter of accounting principles or practices, financial statements or disclosure, or auditing or scope of procedure, which disagreement(s), if not resolved to the satisfaction of AA, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

ITEM 5.       OTHER EVENTS.

              The parties to the Property Acquisition Agreement have agreed that as a result of the transactions contemplated thereby, the following changes with respect to the Registrant have been made or will be made within a reasonable period of time after the date hereof: (i) the name of the Registrant will be changed to Venus Exploration, Inc; (ii) the trading symbol of the registrant on the NASDAQ Small-Cap Market has been changed to "VENX" and (iii) the principal corporate offices of the Registrant will be moved to 700 North St. Mary's Street, San Antonio, Texas 78205.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS.

(a) and (b)   The Registrant will file the financial statements and pro forma financial information required to be filed pursuant to Item 7 of Form 8-K within 60 days after the date of this Form 8-K pursuant to an amendment to this Form 8-K.

(c)           Exhibits

              2.1 Property Acquisition Agreement, dated April 29, 1997, among Xplor Corporation, The New Venus Exploration, Inc., Lomak Production I L.P.,and Lomak Resources LLC.

              2.2 Agreement and Plan of Merger by and between Venus Exploration, Inc. and Xplor Corporation, dated as of June 3, 1997.

              2.3 Certificate of Ownership and Merger of Venus Exploration, Inc. into Xplor Corporation, dated as of June 3, 1997.

              16.    Letter from Arthur Andersen LLP dated June 5, 1997.


              20. Schedule 14f-1 filed by Xplor Corporation on May 21, 1997 (Incorporated herein by reference to such filing).

              99.1   Press Release dated May 5, 1997.

              99.2   Press Release dated May 22, 1997.

                                   SIGNATURE

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           VENUS EXPLORATION, INC.
                                           (F/K/A XPLOR CORPORATION)



Date: June 5, 1997                         By: /s/ EUGENE L. AMES, JR.
                                               ---------------------------------

                                               Eugene L. Ames, Jr.
                                               Chief Executive Officer

                              INDEX TO EXHIBITS



EXHIBIT
NUMBER                   DESCRIPTION
-------                  -----------
              2.1    Property Acquisition Agreement, dated April 29, 1997,
                     among Xplor Corporation, The New Venus Exploration, Inc.,
                     Lomak Production I L.P.,and Lomak Resources LLC.

              2.2    Agreement and Plan of Merger by and between Venus
                     Exploration, Inc. and Xplor Corporation, dated as of June
                     3, 1997.

              2.3    Certificate of Ownership and Merger of Venus Exploration,
                     Inc. into Xplor Corporation, dated as of June 3, 1997.

              16.    Letter from Arthur Andersen LLP dated June 5, 1997.

              20.    Schedule 14f-1 filed by Xplor Corporation on May 21, 1997
                     (Incorporated herein by reference to such filing).

              99.1   Press Release dated May 5, 1997.

              99.2   Press Release dated May 22, 1997.
